UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
BofI HOLDING, INC.

(Name of Registrant as Specified in Its Charter)

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September 8, 2014
Dear Stockholders:
On behalf of the Board of Directors and management of BofI Holding, Inc. (the “Company”), you are cordially invited to attend the 2014 Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Thursday, October 23, 2014 at 2:00 PM, Pacific Time, at our corporate headquarters located at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122. Directions to the Annual Meeting location are provided at the end of this Proxy Statement.
The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. An important part of the Annual Meeting is the stockholder vote on corporate business items.
Your participation in Company activities is important and we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,

Gregory Garrabrants President and Chief Executive Officer

BOFI HOLDING, INC.
4350 La Jolla Village Dr., Suite 140
San Diego, CA 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 23, 2014
NOTICE TO THE STOCKHOLDERS OF BOFI HOLDING, INC.
Notice is hereby given that the 2014 Annual Meeting of Stockholders of BofI Holding, Inc. will be held at our corporate headquarters at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122, on Thursday, October 23, 2014 at 2:00 PM, Pacific Time, for the following purposes:

Item 1.	To elect three Class I directors, each to hold office for a three-year term and until a successor is elected and qualified;

Item 2.	To approve the adoption of the BofI Holding, Inc. 2014 Stock Incentive Plan to replace the expiring BofI Holding, Inc. 2004 Stock Incentive Plan;

Item 3.	To approve in a non-binding and advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

Item 4.	To ratify the selection of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2015; and

Item 5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on September 2, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
We will mail a notice of internet availability of proxy materials – Annual Stockholder's Meeting Notice – on or before September 12, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Notice of Internet Availability of Proxy Materials, Notice of Meeting,
Proxy Statement and Annual Report are available free of charge at
www.envisionreports.com/BOFI

By order of the Board of Directors,

September 8, 2014	Gregory Garrabrants
President and Chief Executive Officer
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. RETURNING THE ENCLOSED PROXY WILL ENSURE THAT YOUR VOTE WILL BE COUNTED AND IT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

BOFI HOLDING, INC.
4350 La Jolla Village Dr., Suite 140
San Diego, CA 92122

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 2:00 PM Pacific Time, October 23, 2014

INTRODUCTION
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of BofI Holding, Inc., a Delaware corporation (the “Board of Directors” or the “Board” and the “Company”, respectively), for use at the 2014 Annual Meeting of Stockholders, which will be held on Thursday, October 23, 2014, at 2:00 PM, Pacific Time, at our corporate headquarters at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122, and at any adjournment or postponement thereof (the “Annual Meeting”). The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material that may be furnished to stockholders. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 8, 2014.
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.
Who is entitled to vote?

If you were a holder of BofI Holding, Inc. common stock at the close of business on September 2, 2014, the “record date,” either as a stockholder of record or as the beneficial owner of shares held in street name, you may vote at the 2014 Annual Meeting, either in person or by proxy. As of the record date, we had 14,511,449 shares of our common stock outstanding and entitled to be voted. Each share of common stock entitles its holder to one vote.

What does it mean to be a stockholder of record or beneficial holder?
Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record and you may vote in person at the Annual Meeting, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by completing your proxy card, by telephone, or through the internet, to ensure your vote is counted.
Beneficial Holder: Owner of Shares Held in Street Name: If, on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred herein as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice.

What is the effect of Broker non-votes?
Under the rules that govern brokers, your broker or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What constitutes a quorum?
Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

•	By Internet at www.envisionreports.com/BOFI;

•	By telephone from the USA, US territories and Canada any time on a touch tone telephone call toll free 1-800-652-8683; or

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
Please refer to the proxy card for further instructions on voting via the Internet and by telephone.
Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
May I vote my shares in person at the meeting?
Yes. If you are a stockholder of record, you may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Please note that if you are a beneficial holder and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker that holds your shares.
How can I revoke my proxy?
If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

•
Sending a written notice to revoke your proxy to the Secretary of the Company at 4350 La Jolla Village Dr., Suite 140, San Diego, CA 92122. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.

•
Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.

•	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.
If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

How many votes do I have?
Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests that you submit your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.

How will the Board vote my proxy?
A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted as follows:

•	FOR the election of the directors nominated by the Board – Item 1;

•	FOR the approval of the adoption of the BofI Holding, Inc. 2014 Stock Incentive – Item 2;

•	FOR the approval in a non-binding and advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement – Item 3;

•	FOR the ratification of the selection of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2015 – Item 4;
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
Proxies marked as abstentions, withheld votes and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, such shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Only the ratification of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.
Election of Directors. Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the three nominees who receive the highest number of votes cast will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the results of the election of directors.
Approval of the BofI Holding, Inc. 2014 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to approve the BofI Holding, Inc. 2014 Stock Incentive Plan. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the results of the proposal.
Non-Binding Vote to Approve the Compensation of the Company’s Named Executive Officers and the Vote for the Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on these items will be required for the non-binding approval of the compensation of the Company’s named executive officers and for the ratification of the selection of BDO USA, LLP. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the results of these proposals.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote on any matter presented for stockholder approval, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.
Can I exercise rights of appraisal or other dissenters’ rights?
No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

ITEM 1. ELECTION OF DIRECTORS
Board Nominees – 2014
The Company’s Board is divided into three classes designated as Class I, Class II and Class III (see Corporate Governance, Board of Directors Composition and Independence). There are currently three Class I directors whose term expires at the 2014 Annual Meeting. The Board of Directors has nominated the three Class I directors named below for election to the Board to hold office for a three-year term expiring at the 2017 Annual Meeting or until a successor is elected and qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of these nominees. If, prior to the Annual Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors.
Vote Required and Recommendation of the Board of Directors
If a quorum is present and voting, the three Class I nominees receiving the highest number of votes will be elected to the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Class I Directors Nominees with term expiring in 2014 – if re-elected, terms will expire in 2017

Theodore C. Allrich. Mr. Allrich, age 68, has served as Chairman of the Board of Directors since October 2009 and served as Vice Chairman of the Board of Directors from 1999 to 2009. Mr. Allrich also serves on the Compensation Committee and Nominating Committee of the Board of Directors of the Company and as Chairman of the Asset and Liability Committee of the Board of Directors of the Bank (“ALCO Committee”).
Mr. Allrich brings to the Board his extensive knowledge of the financial services industry as the founder of The Online Investor (<http://www.theonlineinvestor.com>), a financial educational website based on his book of the same name. He served as an investment advisor with his own firm, Allrich Investment Management, from June 1991 to June 2003. Prior to starting his own firm, Mr. Allrich spent 20 years with various Wall Street brokerage firms, where he was involved with investment banking, fixed income sales and management, specializing in mortgage-backed securities, institutional equity sales and trading. His last position with a brokerage firm was in 1990 as the regional manager for high grade fixed income investments with Drexel Burnham Lambert in San Francisco. Mr. Allrich holds a Bachelor of Arts degree from the University of California at Davis and a Master of Business Administration degree in Finance from Stanford University.
John Gary Burke. Mr. Burke, age 69, has served as a member of the Board of Directors since October 2005 and is a member of the Compensation Committee of the Board of Directors of the Company and the Chairman of the Interal Assets Review Committee of the Board of Directors of the Bank (“IAR Committee”). Mr. Burke brings extensive leadership and business management skills as President and sole stockholder of Truck World, Inc., a wholesale and retail petroleum marketing company, based in the Youngstown, Ohio area. Truck World, Inc. is a retail jobber for Shell Oil and Marathon Ashland Petroleum. Since founding the company in 1972, Mr. Burke has built, developed, opened and operated convenience stores and truck stops. Additionally, in 1980, Mr. Burke acquired and operated four pipeline terminals on the Buckeye Pipeline System and became involved with various aspects of distribution, including scheduling, trading and hedging. Mr. Burke served as a director of the Ohio Petroleum Marketing Association for nine years during this time. Mr. Burke is also President and sole stockholder of J. Gary Burke Corporation, a real estate holding company that owns and manages properties in various states. Most recently, J. Gary Burke Corporation processed the entitlements and developed the site improvements for a 40-acre industrial park in Otay Mesa, California. Before serving in the United States Navy as a Naval Aviator from 1968 to 1971, Mr. Burke earned his BSME degree from the University of Miami, Florida.
Nicholas A. Mosich. Mr. Mosich, age 59, has served as Vice Chairman of the Board of Directors since October 2010 and as a member of the Board of Directors since May 2009. Mr. Mosich also serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank, as a member of the ALCO, the Credit, and the Operations and Technology Committees of the Board of Directors of the Bank.
Mr. Mosich has extensive knowledge of the real estate development and investment banking industries acquired through his career as a Managing Member of Ion Capital Partners, LLC/Arroyo Vista Partners, LLC, both discretionary investment funds that acquire land for residential development projects in California. Mr. Mosich also bring 27 years of capital markets and business management experience, most recently as an Executive Vice President and Board Member of the The Seidler

Companies Incorporated, a NYSE member firm (“Seidler”). While at Seidler, Mr. Mosich was responsible for overseeing its Private Client Service operations and Investment Banking Operations. He was a Managing Director of Seidler’s Community Bank Group, active in mergers and acquisitions, raising public and private capital for emerging growth banks including an active role as a co-manager of the BOFI initial public offering. In January of 2001, he merged his predecessor firm, Hagerty Stewart & Associates, Inc., into Seidler. Previously, Mr. Mosich was a partner at McGoodwin James & Company, a venture capital firm headquartered in Costa Mesa. At McGoodwin, he was active in funding later stage venture companies and making private investments in public companies. Mr. Mosich completed his undergraduate degree (cum laude) at the University of Michigan and received a Masters of Business Administration degree from Stanford University.

Class II Directors – Terms to expire in 2015
Gregory Garrabrants. Mr. Garrabrants, age 42, has served as President and Chief Executive Officer since October 2007 and as a member of the Board of Directors since March 2008. Mr. Garrabrants is a member of the Credit Committee, the ALCO Committee, and the Operations and Technology Committee of the Board of Directors of the Bank.
Mr. Garrabrants has more than 17 years of experience in financial services. Prior to joining BofI Federal Bank, Mr.  Garrabrants was a senior vice president and the head of corporate business development at the nation's seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances. Before that Mr. Garrabrants was an investment banker at Goldman Sachs specializing in advising management and directors on issues such as strategic planning, capital and liquidity management, balance sheet management, asset/liability management and mergers and acquisitions. Prior to Goldman Sachs, Mr. Garrabrants served as a management consultant at McKinsey & Company. At McKinsey, Mr. Garrabrants worked with senior management of money center banks, non-bank financial services companies, insurance companies and asset managers on strategy development, sales force effectiveness, risk management, organizational design and corporate restructuring. Prior to McKinsey, Mr. Garrabrants worked at Skadden, Arps, Slate, Meagher & Flom and at Munger, Tolles & Olson focusing on corporate and securities law. Mr. Garrabrants clerked for the Honorable Steven V. Wilson of the United States District Court for the Central District of California. Mr. Garrabrants began his career at Deloitte Consulting in the financial advisory services and litigation support practices. Mr. Garrabrants earned his Juris Doctorate degree Magna Cum Laude, and his MBA, with highest distinction, from the Kellogg Graduate School of Management at Northwestern University. He has a Bachelor of Science degree in Industrial and Systems Engineering and a minor in Economics from the University of Southern California where he graduated with high honors. He is a Chartered Financial Analyst and member of the California Bar.
Paul J. Grinberg. Mr. Grinberg, age 53, has served as a member of the Board of Directors since April 2004 and serves as Chairman of the Compensation Committee of the Board of the Directors of the Company, Chairman of the Audit Committee of the Board of Directors of the Company and the Bank and is a member of the Nominating Committee of the Board of Directors of the Company.
Mr. Grinberg brings to the Board extensive accounting and financial reporting expertise as the Executive Vice President, CFO and Treasurer of Encore Capital Group, Inc., (NASDAQ: ECPG), a purchaser of charged-off, unsecured consumer loans, where he has been employed since September 2004. From May 2003 to January 2005, Mr. Grinberg served as the President and CEO of Brio Consulting Group, Inc., a consulting firm he founded that provided financial strategy and analysis to private-equity and venture-backed companies. From 1997 to 2003, he held the CFO position for private and public companies, including Stellcom, Inc. and TeleSpectrum Worldwide Inc. (NASDAQ: TLSP), both located in San Diego. He was also a partner and senior member in the Merger and Acquisition Services Group of Deloitte & Touche in New York. Mr. Grinberg’s strengths have been in accounting, SEC reporting, raising capital, financial strategy, providing leadership in investor relations, and mergers and acquisitions activities. Mr. Grinberg has extensive experience with high-growth situations, venture/private equity backed companies and public companies. Mr. Grinberg is a CPA in the state of New York and holds a Bachelor of Science degree in accounting from Yeshiva University and a Masters of Business Administration degree in Finance from Columbia University’s Graduate School of Business.
Jerry F. Englert. Mr. Englert passed away on May 28, 2014 and his Board seat is currently vacant. Mr. Englert was one of the Company’s founders and served as a member of the Board of Directors since July 1999 and served as Vice Chairman of the Board of Directors from October 2009 to October 2010 and as Chairman of the Board of Directors from July 1999 to October 2009. Mr. Englert also served as President and Chief Executive Officer from July 1999 to October 2004. Mr. Englert served as Chairman of the Nominating Committee of the Board of Directors of the Company and as a member of the IAR Committee of the Board of Directors of the Bank. Mr. Englert’s profound commitment to the Company, his advice and unique style will be greatly missed.

Class III Directors – Terms to expire in 2016
James S. Argalas. Mr. Argalas age 43, has served as a member of the Board of Directors since August 2011 and serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank and as a member of the IAR Committee.
Mr. Argalas brings to the Board extensive experience in the financial and investment sectors. In 2006, he founded Presidio Union, LLC, a company that specializes in providing financial analysis and corporate advisory services to early stage growth companies and their investors, taking an active role in developing ventures that have the potential to create significant stockholder value. Prior to founding Presidio Union, Mr. Argalas was a Principal at Watershed Asset Management and NM Rothschild, where he was responsible for investments in distressed credit, liquidations, real estate, special situations, and debt and equity investments in Asia-Pacific. Prior to joining Watershed, Mr. Argalas was an Associate Principal with McKinsey & Company and an Associate at Goldman Sachs. Mr. Argalas has a Master of Business Administration degree from Kellogg Graduate School of Management (Northwestern University) with majors in Finance, Entrepreneurship and International Business; in addition, Mr. Argalas holds a Bachelor of Science degree in Engineering from the University of Michigan, and a Bachelor of Science degree in Foreign Service from Georgetown University.
James J. Court. Mr. Court, age 52, has served as a member of the Board of Directors since April 2011 and serves as Chairman of the Operations and Technology Committee of the Board of Directors of the Bank.
Mr. Court’s prior experience, qualifications and attributes include his current position as Chairman and President of First American’s Property & Casualty Insurance Group (‘‘First American’’).  Mr. Court joined First American in 1999 and has previously served in senior management roles including Chief Operating Officer and Chief Information Officer; his responsibilities at First American include overseeing all three Property & Casualty operating units. Prior to joining First American, Mr. Court held information technology and operations positions at MGE UPS Systems and Printronix, Inc. Further, Mr. Court has led successful business and technology transformations in both the financial services and manufacturing sectors. Mr. Court holds a Master of Business Administration degree from the Graziadio School of Business and Management at Pepperdine University, a Bachelor of Science degree in Information Systems from the University of Redlands, and an Associate degree in Electronic Engineering Technology.
Edward J. Ratinoff. Mr. Ratinoff, age 49, has served as a member of the Board of Directors since April 2010 and serves as Chairman of the Credit Committee of the Board of Directors of the Bank.
Mr. Ratinoff’s prior experience, qualifications and attributes include being a Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm focused on opportunistic multifamily investments. Mr. Ratinoff oversaw the investment program for two fund vehicles totaling approximately $400 million in equity, directed acquisition teams in Los Angeles and New York, and was a member of the firm’s investment committee. Prior to joining Phoenix Realty Group, Mr. Ratinoff held the position of Managing Director and west coast head for the J.E. Robert Companies. In this role, Mr. Ratinoff was responsible for all equity and debt transactions throughout the western US for the real estate investment funds sponsored by the firm and was a member of the investment committees for both JER Partners and JER Investors Trust (NYSE: JRT). Mr. Ratinoff was also responsible for directing JER’s multifamily investment strategy in the US, acquiring 2,300 apartment units in Seattle, Atlanta and Detroit. During his tenure, Mr. Ratinoff led the acquisition of approximately $1.0 billion in assets representing multiple real estate sectors and geographies. Prior to joining JER, Mr. Ratinoff served as Principal with Fowler Flanagan Partners, where he either led or participated in the acquisition, financing and renovation of approximately 3,000 apartment units in California, Seattle, Arizona, Texas and Missouri. Mr. Ratinoff also held senior positions focusing on real estate investment banking with McDonald Investments, Chase Securities and BT Alex. Brown, executing public and private capital markets transactions for west coast-based real estate companies. Mr. Ratinoff received a Bachelor of Arts degree in Architecture and City Planning from the University of California, Berkeley, and an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Ratinoff has served as a member of the board of directors of MPG Office Trust, Inc. (NYSE: MPG) and its successor entity Brookfield DTLA since February 2011.
There are no family relationships among any of the officers or directors.

CORPORATE GOVERNANCE
The Role of the Board of Directors
In accordance with our Bylaws and Delaware law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports submitted to them by management and outside consultants, and by participating in Board and in Board committee meetings.
Board of Directors Composition and Independence
Our Board of Directors is authorized to have up to ten members and eight members are currently serving on the Board of Directors. In accordance with the terms of our Amended Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. The members of the classes are divided as follows:

•	The Class I directors are Messrs. Allrich, Burke and Mosich and their terms will expire at the 2014 Annual Meeting of Stockholders;

•	The Class II directors are Messrs. Garrabrants and Grinberg and their terms will expire at the 2015 Annual Meeting of Stockholders; and

•	The Class III directors are Messrs. Argalas, Court and Ratinoff and their terms will expire at the 2016 Annual Meeting of Stockholders.
The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of a majority of our outstanding stock entitled to vote on election of directors.
The Board has determined that seven members of the Board meet the definition of “independent director” as the term is defined by applicable NASDAQ rules. Mr. Garrabrants is not an independent director because he is our President and Chief Executive Officer. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or that have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.
All of the members of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors of the Company are independent directors.
Board Leadership Structure
Currently, Mr. Garrabrants serves as the President and Chief Executive Officer of the Company, while Mr. Allrich, who is an independent director, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Garrabrants to focus on the Company’s operations and strategy, while Mr. Allrich, among other things, can provide independent leadership for the Board of Directors, set the agenda for meetings, and enable other directors to raise issues and concerns for consideration by the Board of Directors without immediately involving the President and Chief Executive Officer or other management.

The Board’s Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Nominating, and the Compensation Committee as well as four risk committees, which are the Credit, the IAR, the Operations and Technology and the ALCO committees, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
Our Board is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees. The Company’s management is responsible for assessing and managing risk and communicating risks to the Board. The Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Mr. Garrabrants, our President and Chief Executive Officer, with oversight from the Board, identifies and evaluates key business risks within the financial, operational, regulatory and strategic arenas and to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. The ERM program assists management in determining appropriate risk tolerance levels which balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.
While the Board has retained the responsibility for general oversight of risks and of our ERM program, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements, while the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from employee compensation policies and practices. Each standing committee provides reports to the full Board at regular meetings concerning the activities of the committee and actions taken by the committee since the last regular meeting.
Corporate Governance Principles
Our directors are committed to having sound corporate governance principles that assist them in fulfilling their oversight duties. These principles are essential to maintaining the Company’s integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines of BofI Holding, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the new requirements under the NASDAQ’s listed company rules and the Sarbanes-Oxley Act. Some of the principal subjects covered by our Governance Guidelines include:

•
Director Qualifications, which addresses a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•
Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•
Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•
Regularly Scheduled Executive Sessions of the Board, without Management. Our Governance Guidelines also provide for the Audit Committee to meet with the Company’s outside auditors separately from management.

Board Meetings and Attendance
Our Board members are encouraged to prepare for and attend all Board of Director and stockholder meetings and the meetings of the Board committees of which they are members. During the 2014 fiscal year, the Board of Directors of the Company and the Bank held a total of 9 meetings and 9 meetings, respectively. All of our directors attended more than 75 percent of the total of those meetings and the meetings of the Board committees on which they served. All of our directors, except Mr. Mosich, attended our Annual Meeting of Stockholders held in October 2013. The Company encourages, but does not require, directors to attend our Annual Meeting of Stockholders.

Code of Business Conduct
We have adopted a Code of Business Conduct for our directors, officers and employees and a specific Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Code of Ethics can be found at the Corporate Governance section of our website at www.bofiholding.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.
Other Governance Matters
In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have certified our SEC filings as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules became applicable to us. We also have adopted charters for our Board committees in compliance with NASDAQ listed company rules.
You can access our Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Investor Relations section of our website at www.bofiholding.com.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors of the Company has three standing committees: Audit, Compensation and Nominating. The members of the Audit Committee of the Board of Directors of the Company also serve as members of the Audit Committee of the Board of Directors of the Bank and together are referred to herein as the “Audit Committee.” A description of the general functions of the Committees, the composition of each of those Committees and the number of meetings held by those Committees for the 2014 fiscal year are set forth below.
Audit Committee. The current members of the Audit Committee are Paul J. Grinberg, its Chairman, Nicholas A. Mosich and James S. Argalas. All of the members of the Audit Committee are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Grinberg meets the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”) and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of our Audit Committee Charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Audit Committee charter was revised during the year and is available on our website. During fiscal year 2014, the Audit Committee of the Board of Directors of the Company held five (5) meetings and the Audit Committee of the Board of Directors of the Bank held eight (8) meetings. The Audit Committee also meets with our outside auditors and members of management, separately.
Compensation Committee. The Compensation Committee is comprised of the following directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Paul J. Grinberg, its Chairman, Theodore C. Allrich and John Gary Burke. The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Compensation Committee held one (1) meeting during fiscal 2014.
Nominating Committee. The members of the Nominating Committee during fiscal 2014 were Jerry F. Englert, its Chairman, Theodore C. Allrich and Paul J. Grinberg. Mr. Englert passed away on May 28, 2014, and the Board subsequently appointed Mr. Allrich as Chairman and Mr. Ratinoff as a member of the Committee on August 7, 2014. The Committee assists the Board in selecting nominees for election to the Board, in assessing the performance of the Board and in monitoring the composition of the Board. Each member of the Nominating Committee meets the “independent director” requirements within the meaning of the NASDAQ listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Nominating Committee did not meet in fiscal 2014 due to Mr. Englert's untimely passing, and the entire Board of Directors carried out the duties of the Nominating Committee for fiscal 2014.

The Director Nominating Process. In identifying new Board candidates, the Nominating Committee seeks recommendations from existing board members and executive officers. The Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it identifying qualified candidates for the Board.

In considering potential new directors and officers, the Committee reviews individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are: broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the attention of the Nominating Committee, there is the further consideration of whether the individual has the time available to devote to the functions and responsibilities of the Board and one or more of its committees.
The Nominating Committee conducts a comprehensive review of the activities and associations of each candidate to ensure that there are no legal impediments, conflict of interests or other considerations that might hinder or prevent service on the Board. In making its selection, the Nominating Committee bears in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole. The Nominating Committee will consider candidates proposed by stockholders upon timely written notice to the Corporate Secretary. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting.

PRINCIPAL HOLDERS OF COMMON STOCK
The following table discloses information regarding beneficial ownership of the Company’s common stock by the only entity known by us to have owned more than 5% of the 14,511,449 outstanding shares of our common stock on the record date.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding
Don R. Hankey[1]	901,848	6.21%
BlackRock, Inc.[2]	894,790	6.17%
Renaissance Technologies LLC[3]	744,500	5.13%

[1]	Based on Schedule 13D filed with the SEC on November 14, 2012.
[2]	Based on Schedule 13G filed with the SEC on January 28, 2014.
[3]	Based on Schedule 13G filed with the SEC on February 13, 2014.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is certain information, as of the record date regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Executives”), and (iii) all of the current directors and executive officers as a group. Included in the common stock column below are restricted stock units that vest within 60 days after the record date. Included in the shares beneficially owned are shares that could be purchased under stock options granted to directors and officers as of the record date and exercisable within 60 days after the record date. The percent of outstanding shares of our common stock is based upon outstanding shares at the record date. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns. The address of each director and officer is c/o BofI Holdings, Inc., 4350 La Jolla Village Dr., Suite 140, San Diego, California 92122.

Name	Common Stock[1]	Options Exercisable[2]	Total Beneficial Ownership	Percent of Outstanding Shares
John Gary Burke[3]	466,396	12,900	479,296	3.30%
Gregory Garrabrants[4]	197,526	—	197,526	1.36%
Andrew J. Micheletti[5]	87,869	70,000	157,869	1.08%
Theodore C. Allrich[6]	41,899	21,300	63,199	*
Paul Grinberg[7]	29,669	—	29,669	*
Nicholas A. Mosich[8]	23,153	—	23,153	*
Eshel Bar-Adon[9]	11,764	—	11,764	*
Edward J. Ratinoff[10]	8,118	—	8,118	*
James S. Argalas[11]	7,546	—	7,546	*
James J. Court[12]	7,079	—	7,079	*
Brian Swanson[13]	2,745	—	2,745	*
Tom Constantine[14]	1,887	—	1,887	*

All current directors and executive officers as a group (12 persons)	885,651	104,200	989,851	6.06%

*	Less than one percent.
[1]	All fractional shares have been rounded to the closest whole share.
[2]	In accordance with applicable SEC rules, only options that are exercisable within 60 days after the record date are included in this column.
[3]	Mr. Burke is a director.
[4]	Mr. Garrabrants is the President, Chief Executive Officer and a director.
[5]	Mr. Micheletti is the Chief Financial Officer.
[6]	Mr. Allrich is a director.
[7]	Mr. Grinberg is a director
[8]	Mr. Mosich is a director.
[9]	Mr. Bar-Adon is a Named Executive.
[10]	Mr. Ratinoff is a director.
[11]	Mr. Argalas is a director.
[12]	Mr. Court is a director.
[13]	Mr. Swanson is a Named Executive. Mr. Swanson's beneficial ownership includes 87 shares held by his spouse.
[14]	Mr. Constantine is a Named Executive.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Board of Directors of the Company, acting upon a recommendation from the Compensation Committee, annually determines the compensation of the non-employee directors for their service in the Board and its committees. In establishing director compensation, the Board and the Compensation Committee are guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•	Compensation should align the directors’ interests with the long-term interests of stockholders; and

•	Compensation should assist with attracting and retaining qualified directors.
The Company does not pay director compensation to directors who are also our employees. Below are the elements of compensation paid to non-employee directors for their service on our Board:
Cash Compensation
Company non-employee directors receive the following annual cash payments for their service in our Board of Directors and Board committees:

	Director	Premium	Total
Chairman	$35,970	$59,950	$95,920
Vice-chairman	35,970	23,980	59,950
Chairman of the Audit Committee[1]	35,970	23,980	59,950
Chairman of the Compensation Committee[1]	35,970	11,990	47,960
Other directors	35,970	—	35,970

[1]	The current chairman of the Audit Committee also is chairman of the Compensation Committee, receiving premiums for both chairmanships, which totals $35,970 plus a base of $35,970.
Following a period of four consecutive years with no increases to the cash compensation paid to the non-employee directors, the Compensation Committee approved a nine percent increase of the cash compensation paid to the non-employee directors for their service in the Board of Directors and Board committees. This nine percent increase was ratified by the Board of Directors on August 7, 2014 and is reflected in the amounts to be paid in the table above. Actual cash compensation for fiscal year 2015 will include one month paid at the rates prior to the nine percent increase. During fiscal 2014, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for parking, travel and accommodation expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation
Each non-employee director is eligible for an annual grant of options and restricted stock issued from our 2004 Stock Incentive Plan, as recommended by our Compensation Committee. The amounts of the annual non-employee director awards are discretionary from year-to-year. The options and restricted stock that the Company awards to our directors vests over three years, one-third each anniversary of the date of grant.
Company non-employee directors will receive each year the following grant of restricted stock units for their service on our Board of Directors and Board committees:

	Grants of Restricted Stock Units
	Director	Premium	Amount
Chairman	2,000	3,500	5,500
Vice-chairman	2,000	550	2,550
Chairman of the Audit Committee[1]	2,000	550	2,550
Chairman of the Compensation Committee[1]	2,000	200	2,200
Other directors	2,000	—	2,000

[1]	The current chairman of the Audit Committee also is chairman of the Compensation Committee, receiving premiums for both chairmanships totaling 750 shares.

On August 6, 2014, the Board of Directors of the Company granted the above amounts of restricted stock units to the non-employee directors for a total of 18,800 restricted stock units. The restricted stock units have a value of $76.23 per share, which was the closing price on the grant date of August 6, 2014, and vest over three years, one-third on each anniversary date of the grant.

Deferred Compensation
Company directors are also eligible to participate in the Company’s Deferred Compensation Plan, which allows eligible directors to defer their fees and retainers payable for their service on the Board and Board committees.
In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal 2014:
Director Compensation in Fiscal 2014

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Theodore C. Allrich	88,000	320,430	—	—	—	—	408,430
James S. Argalas	33,000	116,520	—	—	—	—	149,520
John Gary Burke	33,000	116,520	—	—	—	—	149,520
James J. Court	33,000	116,520	—	—	—	—	149,520
Jerry F. Englert[3]	30,250	116,520	—	—	—	—	146,770
Paul Grinberg	66,000	160,215	—	—	—	—	226,215
Nicholas A. Mosich	55,000	148,563	—	—	—	—	203,563
Edward J. Ratinoff	33,000	116,520	—	—	—	—	149,520

[1]	The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal 2014.
[2]
The stock awards included for each director above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NASDAQ closing price per share on the date such award was granted. The table below shows the award number of shares, the grant date, the per-share fair value, and the total grant date fair value for the stock awards shown.

[3]
On June 2, 2014, BofI Holding, Inc. (the “Registrant”) and wholly-owned subsidiary BofI Federal Bank (together, the “Company”), announced that Jerry F. Englert, a member of the Company’s Board of Directors, passed away on Wednesday, May 28, 2014.

Grants of Plan-Based Awards in 2014
The table below shows all plan-based awards that the Company made to the directors during fiscal 2014:

Name	Fiscal Year	Grant Date	Non-equity Incentive Plan ($)	Restricted Stock Units ("RSUs")	Option Awards: Number of Shares Underlying Option	Exercise or Base Price of RSUs ($/per Share)	Grant Date Fair Value of RSUs ($)
Theodore C. Allrich	2014	08/06/13	—	5,500	—	58.26	320,430
James S. Argalas	2014	08/06/13	—	2,000	—	58.26	116,520
John Gary Burke	2014	08/06/13	—	2,000	—	58.26	116,520
James J. Court	2014	08/06/13	—	2,000	—	58.26	116,520
Jerry F. Englert	2014	08/06/13	—	2,000	—	58.26	116,520
Paul Grinberg	2014	08/06/13	—	2,750	—	58.26	160,215
Nicholas A. Mosich	2014	08/06/13	—	2,550	—	58.26	148,563
Edward J. Ratinoff	2014	08/06/13	—	2,000	—	58.26	116,520

Outstanding Equity Awards at the end of Fiscal 2014
This table shows the equity awards that have been previously awarded to each of the directors and which remained outstanding as of June 30, 2014:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Theodore C. Allrich	6,900	—	9.50	7/25/2015	3,668	08/10/2011	269,488
	7,500	—	9.20	8/22/2015	7,334	08/16/2012	538,829
	6,900	—	7.35	7/24/2016	5,500	08/06/2013	404,085
James S. Argalas	—	—	—	—	2,530	08/18/2011	185,879
	—	—	—	—	2,667	08/16/2012	195,944
	—	—	—	—	2,000	08/06/2013	146,940
John Gary Burke	7,500	—	8.50	11/28/2015	1,334	08/10/2011	98,009
	5,400	—	7.35	7/24/2016	2,667	08/16/2012	195,944
	—	—	—	—	2,000	08/06/2013	146,940
James J. Court	—	—	—	—	1,334	08/10/2011	98,009
	—	—	—	—	2,667	08/16/2012	195,944
	—	—	—	—	2,000	08/06/2013	146,940
Paul Grinberg	—	—	—	—	1,834	08/10/2011	134,744
	—	—	—	—	3,667	08/16/2012	269,414
	—	—	—	—	2,750	08/06/2013	202,043
Nicholas A. Mosich	—	—	—	—	1,701	08/10/2011	124,972
	—	—	—	—	3,401	08/16/2012	249,871
	—	—	—	—	2,550	08/06/2013	187,349
Edward J. Ratinoff	—	—	—	—	1,334	08/10/2011	98,009
	—	—	—	—	2,667	08/16/2012	195,944
	—	—	—	—	2,000	08/06/2013	146,940

1	Vest in one-third increments on each of the first three anniversaries of the date of grant.
2	The values contained in this column were calculated by multiplying the number of shares by $73.47, which was the closing price of the Company’s common stock reported on the NASDAQ on June 30, 2014.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Introduction: Overview and Process

The following table sets forth certain information regarding our executive officers and certain key officers as of September 8, 2014:

Name	Age	Position
Gregory Garrabrants	42	President and Chief Executive Officer
Andrew J. Micheletti	57	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Eshel Bar-Adon	59	Executive Vice President, Specialty Finance and Chief Legal Officer
Brian Swanson	34	Executive Vice President, Chief Lending Officer
Thomas Constantine	52	Executive Vice President, Chief Credit Officer

Mr. Garrabrants has served as the President and CEO of BofI Holding, Inc. and BofI Federal Bank since October 2007. Mr. Garrabrants' background and experience prior to joining the Company are discussed above under Item 1. Election of Directors.

Mr. Micheletti has served as the Executive Vice President and Chief Financial Officer of BofI Holding, Inc. and BofI Federal Bank since April 2001, as well as Chief Accounting Officer since May 24, 2013. Prior to joining the Bank, Mr. Micheletti was Vice President - Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services and a Managing Director, Chief Financial Officer of LPL Financial, an independent contractor securities broker-dealer.

Mr. Bar-Adon has served as the Executive Vice President, Specialty Finance and Chief Legal Officer of BofI Holding, Inc. and BofI Federal Bank since January 2011. Prior to joining the Bank, Mr. Bar-Adon served as Executive Vice President and Chief Legal Officer of another leading specialty finance firm, Seneca One Finance, Inc. During his tenure, he served as Acting President and was a member of the company’s Executive Committee.

Mr. Swanson has served as the Executive Vice President, Chief Lending Officer of BofI Federal Bank since August 2013. Prior to joining the Bank in November 2010, Mr. Swanson was a Vice President with Bank of America, piloting its dedicated purchase Call Center in Orange County, CA. Mr. Swanson began his career as a Retail Loan Officer with e-Loan.

Mr. Constantine joined BofI Federal Bank in August 2010, as Chief Credit Officer. Previously, Mr. Constantine has served as a senior examiner with the Office of Thrift Supervision (OTS), as a commercial real estate loan officer for George Elkins Mortgage Banking Company and as an executive officer at First Bank of Beverly Hills, where he assumed positions of increasing responsibility, including Portfolio Manager, Chief Lending Officer, and finally Chief Credit Officer.
Compensation Programs
The Company’s compensation programs have been designed with the following objectives in mind:

•
Total compensation amounts should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while also being consistent with the Company’s objective of maintaining a competitive and efficient cost structure.

•
A substantial portion of each executive’s pay should be performance-based compensation that is variable based on the Company’s annual and long-term operating performance and long-term stockholder returns, and should be aligned with the Company’s business strategy.

•	Compensation should be commensurate with the role, scope, and complexity of each executive’s position relative to other executives and employees.
The Company’s compensation programs reflect its position as a growing company in the highly competitive, dynamic and consolidating financial services industry. The Company uses a variety of elements to support the objective of making compensation sufficiently competitive to attract and retain top talent, provide incentives and rewards to executives, and ensure that management’s interests are aligned with stockholder interests.

Setting Compensation Levels
The Company provides for a base salary that is determined according to competitive pay practices, level of responsibility, prior experience and breadth of knowledge. The Company uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels.

The following table summarizes the primary elements of the Company’s direct compensation arrangements and how such elements support the Company’s other compensation objectives in the short and long term:
Components of Direct Compensation

Element	Character	How Objectives Are Met
Base Salary	Short Term	Helps ensure that compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.
Annual Non-Equity Incentive Plan Compensation (Cash & Deferred Bonus)	Short Term	Varies based on the Company attaining annual performance measures that are aligned with the business strategy and stockholders’ interests.
Stock Options	Long Term	Varies based on long-term stock price performance and promotes stockholders’ interests.
Restricted Stock	Long Term	Varies based on long-term total stockholder return and promotes stockholders’ interests.
Long-Term Equity Incentive Compensation
The Company designed its 2004 Stock Incentive Plan (the “2004 Plan”) with a focus on aligning Named Executive incentives with long-term stockholder value. A combination of stock options and restricted stock awards are used by the Company to create a long-term incentive program. Item 2 proposes the adoption of the BofI Holding, Inc. 2014 Stock Incentive Plan to replace the expiring BofI Holding, Inc. 2004 Stock Incentive Plan. Upon stockholder approval of the 2014 Stock Incentive Plan, no further stock awards will be made under the 2004 Stock Incentive Plan.
Stock Options and Restricted Stock
Company stock options have an exercise price equal to the NASDAQ-reported closing price of our common stock on the date of grant. The stock options granted under the 2004 Plan vest over four years, one-fourth on the first anniversary of the award and then one forty-eighth monthly until fully vested. Company stock options generally expire ten years after the grant date, unless they are first exercised. The expiration period is also accelerated if the holder’s employment with us terminates under certain circumstances.
The restricted stock and restricted stock unit awards granted under the 2004 Plan generally vest over three years, one-third on each one-year anniversary of the award. Mr. Garrabrants' awards currently vest over four years, one-fourth at the end of each fiscal year.

Deferred Compensation Plan
The Company also sponsors an unsecured non-qualified plan known as the Deferred Compensation Plan, which allows Named Executives and certain other highly compensated employees to defer all or a portion of their base salary, bonus, and other compensation after it vests. Balances in the plan receive earnings accrual credits. All credits to the Deferred Compensation Plan represent a Named Executive’s compensation previously earned and deferred; the Company does not provide any matching or similar credits. The plan was designed to allow Named Executives to defer a portion of their current income in reference to tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis of compensation arrangements of our Named Executives for 2014, which we refer to as the CD&A, should be read together with the compensation tables and related disclosures set forth below. The discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The Compensation Committee of the Board of Directors of the Company is responsible for assisting the Board of Directors in determining and maintaining the Company’s compensation programs consistent with the objectives set forth below. The Compensation Committee makes recommendations to the Board of Directors of the Company to establish all the forms of compensation, including the base salary, bonus, and both the value of the equity award and the mix of equity vehicles for the Company’s Chief Executive Officer and Chief Financial Officer.

The Company provides each Named Executive with a base salary that is commensurate with the role, scope, and complexity of his position relative to other executives and employees. The base salary of the Chief Executive Officer and Chief Financial Officer are subject to Compensation Committee approval. In establishing salaries for the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee reviews (i) the historical performance of those officers and other executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial services organizations which are comparable, in terms of asset-size, capitalization and performance to the Bank. Another factor, which is considered in establishing salaries of Chief Executive Officer and Chief Financial Officer, is the cost of living in Southern California, which generally is higher than in other parts of the country. The Compensation Committee also considered the stockholder advisory vote on executive compensation for fiscal year 2011, which was approved by approximately 94% of the votes cast.

The following provides the factors used by the Compensation Committee to arrive at the compensation level for the Named Executives during the fiscal year ending June 30, 2014:
Chief Executive Officer
Base Salary - In 2011, the Compensation Committee established the Chief Executive Officer's base salary at $375,000 for fiscal 2012 through fiscal 2015, based primarily upon his successful performance history with the Company, the strength and diversity of his skill sets and responsibilities, and upon comparison to peers. At the time the Chief Executive Officer's compensation plan was established for fiscal 2012 through 2015, under the management of the Chief Executive Officer, the Company achieved a one-year 24.9% total shareholder return and a three-year 131.9% total shareholder return. From the time Chief Executive Officer's compensation plan was established, under the management of the Chief Executive Officer, the Company has achieved a one-year 60.3% total shareholder return and a three-year 409.9% total shareholder return as of fiscal 2014. At the time the Chief Executive Officer's compensation plan was established for fiscal 2012 through 2015, the average cash salary and bonus for the selected bank peer group CEOs was $695,000 and a combined one-year 28.1% total shareholder return and a combined three-year -7.4% total shareholder return. Our Chief Executive Officer's salary compensation for fiscal 2014 was significantly below the average salary for the same bank peer group, but average total cash compensation was in line with peers when considering the incentive cash bonus achieved in fiscal 2014. The bank peer group used to benchmark our Chief Executive Officer's cash and stock compensation was composed of similar sized banks ranging in asset size in 2011 from $1.6 to $2.5 billion, trading on the same NASDAQ market under the symbols BNCN, TBBK, DNBK, EGBN, FMCB, FCAL, IBCA, EBSB, NBBC and OCFC.
Incentive Cash Bonus Plan- The short-term incentive cash bonus plan was designed to provide a risk-balanced approach to bonus compensation for fiscal 2014. Our plan allowed the Chief Executive Officer to earn a maximum of 105% of his base salary for performance across five risk-balanced metrics and the targeted incentive cash bonus was 75% of base salary based upon the bank peer group discussed above. The five metrics were designed to encourage growth while discouraging excessive risk. To create a balanced reward, the incentive cash bonus plan required the Chief Executive Officer to i) accomplish specific business and personnel goals (range 0% to 25%), ii) maintain the Bank's history of good regulatory relations (range 0% to 20%), iii) increase average assets (range 0% to 20%), iv) increase core earnings per share (range 0% to 20%) and v) provide a competitive return on average assets (range 0% to 20%). At the end of fiscal 2014, the Compensation Committee reviewed the Chief Executive Officer's performance and made the following assessments under each of the five metrics. The Chief Executive Officer i) accomplished his agreed upon goals, ii) has maintain a good relationship with regulatory agencies, iii) accomplished a 37.7% increase in the Company's average assets out of an expected 9% to 28% range for a bonus, iv) accomplished a 31.6% increase in the Company's core earnings per share out of an expected 7.5% to 30.0% range for a bonus, and v) accomplished a 1.59% return on average assets for the Company out an expected range of 0.60% to 2.40% for a bonus. A bonus equal to 87.5% of his base salary was determined to be appropriate in conformance with his employment contract. Our assessment of each metric and the relative weighting was as follows: i) Agreed Goals (25%), ii) Regulatory Relations (10%), iii) Asset Growth (20%), iv) Core Earnings Per Share (20%), and v) Annual Return on Assets (12.5%). The total cash salary and bonus awarded was in line with peer compensation despite the significant outperformance of the Company in comparison with peer group performance. The bonus is contingent upon the issuance of the fiscal 2014 audited financial statements with an unqualified audit opinion.
Annual Restricted Stock Unit Award -- The annual restricted stock unit award is a long-term incentive also designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Executive Officer for fiscal 2014 vest over four years, one-fourth each year, encouraging actions which improve the long-term growth in the Company's common stock price and discouraging excessive risk taking. The fiscal 2014 award has a base of 40,000 shares which can be reduced to zero shares or increased by a factor of three depending upon the combination of annual asset growth (top level equal to 30%) and annual return on common stockholders' equity (top level equal to 25%). When compared to the stock compensation for the same bank peer group, we believe our plan was better linked to financial performance as we found many plans provided awards during unprofitable years. Our plan provides for no stock compensation for a net loss and significantly reduced awards for a return on equity below 15%. If asset growth is below 5% and annual return on common equity is below 5%, the Chief Executive Officer shall receive no award under the plan. For fiscal 2014, the Chief Executive Officer was awarded 72,000 shares of restricted stock based upon the Bank's asset growth percent of 37.7% and the Company's annual return on common stockholders' equity of 17.9%.
The Chief Executive Officer's compensation plan reflects the compensation committee's judgment of the value of the Chief Executive Officer's capabilities, diversity of skill sets, quality of education and work experience, and history of success. The Chief Executive Officer' compensation plan has a significantly lower level of fixed compensation than comparable peers and highly variable cash and restricted stock compensation components that are payable only upon the strong overall performance of the company in the fiscal year. Other named executive officer's compensation plans, other than the Chief Financial Officer, are tied more closely to their individual areas of responsibility rather than the success of the company as a whole.
Potential Payments Upon Termination or Change of Control - A change of control may be in the best interest of our common stockholders. We believe it is appropriate to align the compensation of the Chief Executive Officer and the Chief Financial Officer with the benefits of our shareholders. Since their long-term stock compensation is designed to be significant and such compensation will be vested in future years, we provide them with accelerated vesting of restricted stock units and cash compensation in certain situations where we believe a change of control of the Company and (or) terminating them is in the best interest of the common stockholders. Generally, such compensation is not significant to the Chief Executive Officer or the Chief Financial Officer if such termination is the result of material failures in the performance of their duties as generally described in their employment contracts.
Chief Financial Officer
Base Salary and Cash Bonus - The Compensation Committee established the Chief Financial Officer's base salary at $220,000 and cash bonus of 30% of base salary for fiscal 2014. There were no predetermined or mathematical weightings for the base salary or cash bonus of the Chief Financial Officer ("CFO"); rather, the Compensation Committee and CEO considered the overall performance of the CFO, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and CEO used their judgment in making compensation determinations for the CFO.
Annual Restricted Stock Unit Award - The annual restricted stock unit award is a long-term incentive designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Financial Officer for fiscal 2014 vest over three years encouraging actions which improve the long-term growth in the Company's common stock price and discouraging excessive short-term risk. The fiscal 2014 award has a maximum of 15,000 shares and a minimum of zero shares depending upon the Company's annual return on common stockholders' equity. The stock compensation level was selected based upon comparison to stock compensation paid to other chief financial officers for banks and financial service companies in the local region. The Chief Financial Officer's award is based upon a range of annual return on common equity between 7% and 25%. For fiscal 2014, the Chief Financial Officer was awarded 11,250 shares of restricted stock based upon an annual return on common stockholders' equity of 17.9%.

Other Named Executive Officers
With regard to the compensation paid to each Named Executive other than the CEO and CFO, the Chief Executive Officer is authorized to evaluate and review the performance of each Named Executive Officer (other than himself and the CFO) and establish their compensation packages with consideration for regional and industry standards. In determining compensation awarded to the other Named Executive Officers for fiscal 2014, the Compensation Committee and CEO performed a global review of both overall and relative individual Named Executive Officer and corporate performance. There were no predetermined or mathematical weightings; rather, the Compensation Committee and CEO considered the overall performance of each executive, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and CEO used their judgment in making compensation determinations for each of the other Named Executive Officers. As a general rule, bonuses for the Other Named Officers are limited to 30% cash and stock of their annual compensation. In undertaking that process, the CEO conducts the following steps on an annual basis, however, may adjust individual bonuses based on the performance of the business unit:

•	evaluate employee performance;

•	review business performance targets and objectives;

•	set base salary levels, amounts and targets for incentive cash bonus plan;

Summary Compensation Table
The following table shows all fiscal 2014 compensation paid by the Company to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers based on fiscal 2014 compensation. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executives.” Annual Compensation includes amounts deferred at the election of the Named Executive.

Name	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqual. Deferred Compensation Earnings ($)	All Other Compensation($)[4]	Total ($)
Gregory Garrabrants	2014	375,000	328,125	4,194,720	—	—	—	—	4,897,845
	2013	375,000	328,125	1,664,640	—	—	—	—	2,367,765
	2012	375,000	337,500	660,380	—	—	—	—	1,372,880
Andrew J. Micheletti	2014	220,000	62,500	655,425	—	—	—	—	937,925
	2013	214,000	64,200	214,583	—	—	—	—	492,783
	2012	207,500	62,250	186,900	—	—	—	—	456,650
Eshel Bar-Adon	2014	205,000	65,000	62,557	—	—	—	—	332,557
	2013	190,000	91,500	96,213	—	—	—	—	377,713
	2012	175,000	66,500	55,024	—	—	—	—	296,524
Brian Swanson	2014	185,000	85,000	149,560	—	—	—	—	419,560
	2013	165,000	145,000	200,041	—	—	—	—	510,041
	2012	140,000	85,000	75,005	—	—	—	—	300,005
Thomas Constantine	2014	205,000	50,000	56,307	—	—	—	—	311,307
	2013	191,500	67,500	75,041	—	—	—	—	334,041
	2012	185,000	39,500	25,027	—	—	—	—	249,527
Adriaan van Zyl[5]	2014	123,846	55,000	60,045	—	—	—	10,072	248,963
	2013	220,000	100,000	100,068	—	—	—	—	420,068
	2012	215,000	57,500	50,020	—	—	—	—	322,520

[1]
In connection with the Company’s annual review of compensation, salaries increased effective July 1, 2014, as follows: Mr. Constantine to $220,000, Mr. Bar-Adon to $225,000 and Mr. Swanson to $205,000.

[2]
In July of 2014, bonus payments were made to the named executive officers in relation to performance for the fiscal year 2014 as follows: $70,000 to Mr. Bar-Adon, $65,000 to Mr. Constantine and $100,000 to Mr. Swanson. Upon successful filing of the Company's 10-K with the SEC in August of 2014, bonuses of $328,125 to Mr. Garrabrants and $66,000 to Mr. Micheletti were authorized for performance during the fiscal year 2014.

[3]
The stock awards included for each named executive above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NASDAQ closing price per share on the date such award was granted. The table below shows the award number of shares, the grant date, the per-share fair value, and the total grant date fair value for the stock awards shown. On July 11, 2014, the Company made grants of 954 shares to Mr Bar-Adon with a market value of $70,033, 1,090 shares to Mr. Constantine with a market value of $80,017, and 2,044 shares to Mr. Swanson with a market value of $150,050. These restricted stock units vest in one-third increments on each of the first three anniversaries of the date of grant and have a value of $73.41 per share, which was the closing price on the grant date of July 11,2014. On August 28, 2014 the Board of Directors of the Company made a grant of 72,000 restricted stock units to Mr. Garrabrants with a total value of $5,607,360, which vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, and 11,250 restricted stock units to Mr. Micheletti with a total value of $876,150, which vest in one-third increments on each of the first three anniversaries of the date of grant. The restricted stock units have a value of $77.88 per share, which was the closing price on the grant date of August 28, 2014.

[4]	This column represents the amount of all compensation paid to the Named Executives that is not reported in any other column of the table.
[5]
Mr. Adriaan Van Zyl terminated with the Company effective January 3, 2014. Note that the $10,072 in column "All Other Compensation" was accrued vacation which was paid to Mr. Van Zyl as a result of his termination.

Grants of Plan-Based Awards in 2014
The table below shows all plan-based awards that the Company made during fiscal 2014 to the Named Executives:

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	Closing Price of Stock on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory Garrabrants	08/06/13	—	—	—	—	—	—	72,000	58.26	4,194,720
Andrew J. Micheletti	08/06/13	—	—	—	—	—	—	11,250	58.26	655,425
Eshel Bar-Adon	11/04/13	—	—	—	—	—	—	1,021	61.27	62,557
Brian Swanson	11/04/13	—	—	—	—	—	—	2,441	61.27	149,560
Thomas Constantine	11/04/13	—	—	—	—	—	—	919	61.27	56,307
Adriaan van Zyl[2]	11/04/13	—	—	—	—	—	—	980	61.27	60,045

[1]
Restricted stock grants for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.

[2]	Mr. Adriaan van Zyl terminated with the Company effective January 3, 2014. As such, all RSU's granted to Mr. van Zyl which had not previously vested expired upon termination.

Outstanding Equity Awards at the end of Fiscal 2014
This table shows the equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of June 30, 2014:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Gregory Garrabrants	—	—	—	—	32,000	09/12/12	2,351,040
	—	—	—	—	54,000	08/06/13	3,967,380
Andrew J. Micheletti	50,000	—	9.50	7/25/2015	5,002	08/10/11	367,497
	20,000	—	7.35	7/24/2016	5,501	09/12/12	404,158
	—	—	—	—	11,250	08/06/13	826,538
Eshel Bar-Adon	—	—	—	—	497	02/16/12	36,515
	—	—	—	—	542	06/21/12	39,821
	—	—	—	—	1,106	12/21/12	81,258
	—	—	—	—	731	06/27/13	53,707
	—	—	—	—	1,021	11/04/13	75,013
Brian Swanson	—	—	—	—	618	12/22/11	45,404
	—	—	—	—	812	06/21/12	59,658
	—	—	—	—	1,673	12/21/12	122,915
	—	—	—	—	1,899	06/27/13	139,520
	—	—	—	—	2,441	11/04/13	179,340
Thomas Constantine	—	—	—	—	199	02/16/12	14,621
	—	—	—	—	271	06/21/12	19,910
	—	—	—	—	718	12/21/12	52,751
	—	—	—	—	658	06/27/13	48,343
	—	—	—	—	919	11/04/13	67,519
Adriaan van Zyl[3]	—	—	—	—	—	—	—

[1]	Shares granted to Mr. Garrabrants on 09/12/2012 and 08/06/2013 vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant.
[2]	The values contained in this column were calculated by multiplying the number of shares by $73.47, which was the closing price of the Company’s common stock reported on the NASDAQ on June 30, 2014.
[3]	Mr. Adriaan van Zyl terminated with the Company effective January 3, 2014. As such, all RSU's granted to Mr. van Zyl which had not previously vested expired upon termination.

Exercised Options and Vested Restricted Stock in Fiscal 2014
This table shows the stock options that were exercised by, and the restricted stock that vested for, each Named Executive during fiscal 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory Garrabrants[1]	—	—	165,333	9,004,123
Andrew J. Micheletti[2]	—	—	22,748	1,483,556
Brian Swanson[3]	—	—	4,340	334,265
Thomas Constantine[4]	—	—	3,078	221,607
Eshel Bar-Adon	—	—	2,631	205,768
Adriaan Van Zyl[5]	—	—	1,574	118,798

[1]	Mr. Garrabrants chose to net settle his shares upon vesting, selling back to the Company 81,136 shares of the 165,333 vested shares to cover his income tax withholding.
[2]	Mr. Micheletti chose to net settle his shares upon vesting, selling back to the Company 10,642 shares of the 22,748 vested shares to cover his income tax withholding.
[3]	Mr. Swanson chose to net settle his shares upon vesting, selling back to the Company 1,646 shares of the 4,340 vested shares to cover his income tax withholding.
[4]	Mr. Constantine chose to net settle his shares upon vesting, selling back to the Company 1,153 shares of the 3,078 vested shares to cover his income tax withholding.
[5]	Mr. Van Zyl chose to net settle his shares upon vesting, selling back to the Company 587 shares of the 1,574 vested shares to cover his income tax withholding.

Potential Payments Upon Termination or Change in Control
This section discusses the incremental compensation that would be payable by the Company in the event of a change-in-control of the Company or a termination of employment of certain Named Executives with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes:

(a)
that the triggering event in question – death, disability, change in control or termination – occurred on June 30, 2014 with respect to calculations based on the Company’s stock price, we used $73.47, which was the reported closing price of one share of the Company’s common stock on the NASDAQ on June 30, 2014.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.
The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. The Compensation Committee evaluates the level of severance benefits consistent with competitive practices.

The following is a general discussion of the primary categories of triggering events which apply to certain of the Company’s Named Executives.
Death or Disability
In the event of the death of the Chief Executive Officer, his beneficiary or estate shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his short-term cash incentive award for the period in which death occurs, prorated to the date of death, and (iii) vacation accrued, to be paid in a lump-sum within 30 days of death.
Upon the Chief Executive Officer’s receipt of a notice of termination for disability, he shall receive, at the option of the Company (i) his annual restricted stock unit award for the period in which the termination date occurs, prorated to the termination date, or (ii) an equivalent amount of cash payable in a lump-sum at termination.

In the event of the death of the Chief Financial Officer, his estate shall receive a payment of a death benefit of three times the executive’s then-current annual salary. In the event of the death or disability of the Chief Financial Officer, his estate shall receive his cash bonus for the year prorated to the date of death. All vested stock option grants at the date of death or disability may be exercised by him or his beneficiaries for a period of up to twelve (12) months after the date of death or disability.
None of the Named Executives has contributed to the Company’s Deferred Compensation Plan; therefore no payments would be made upon death, disability or any other triggering event.
Termination of Employment by the Company
For the Chief Executive Officer, in the event his employment is terminated by Company without cause, or he resigns his employment for good reason, within a period of 90 days after the occurrence of the event giving rise to good reason, he shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including Restricted Stock Unit awards granted to him, (ii) his target Short-Term Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date to be paid in a lump sum within 30 days of termination, and (iii) payment of an amount equal to two times his then-current base salary, to be paid in lump sum within 30 days of termination.
In addition, upon Chief Executive Officer receipt from the Company of a notice of termination without cause or Company’s receipt from him of a notice of termination for good reason, he shall receive, at the option of the Company, either his annual restricted stock unit award computed pursuant to his employment agreement using a factor not less than one or an equivalent amount of cash payable in a lump-sum at termination.
For the Chief Financial Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current base monthly salary multiplied by twelve (12) and paid either as a lump-sum or in monthly installments, at the discretion of the Board of Directors; (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.

Termination by Company with “Cause” or by the Executive for any Reason
"Cause" generally includes (i) failure of the executive to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (v) actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove executive from office.
In the event the Chief Executive Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be (i) all accrued but unpaid base salary and vacation benefits as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation, or similar plans in which he participated immediately prior to termination. In the event of the Chief Executive Officer resigns without good reason, he shall be entitled to payment of his Short-Term Cash Incentive Compensation earned for the period prior to resignation but unpaid at the time of resignation.
In the event the Chief Financial Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be limited to (i) all accrued but unpaid base salary and vacation benefits as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation and other compensation earned subject to prorate calculations as of the termination date.

Upon a Change-in-Control of the Company
A “Change in Control” generally occurs when there is in effect a change in the ownership or control of 50% of the voting stock of the Company, whether by sale, merger or reorganization, or the ownership or control of all or substantially all of the assets are sold or transferred to a person who did not own or control the assets of the Company prior to such transaction. The exact definition varies depending upon the terms of agreement with Named Executives.

If the employment of the Chief Executive Officer is terminated, during the term of his employment agreement, if within three months before or within two years after a Change in Control, and the Company or the Company’s successor terminates him other than for cause, death or disability or the Chief Executive Officer terminates his employment other than for good reason, in either case, “a Change of Control Termination,” then:
(i) The Company shall pay him in a single severance payment as soon as practicable after the termination, but in no event later than thirty (30) days thereafter, an amount in cash equal to three times the sum of (a) his then-current base salary and (b) his target Annual Short-Term Cash Incentive Compensation Award as in effect on the termination date, plus
(ii) any unvested equity incentive award including restricted stock unit awards shall become immediately and fully vested.
Additionally, if the Chief Executive Officer receives a notice of termination and the termination when effective shall be a Change of Control Termination, the Company shall grant to him immediately upon receipt of the notice of termination, a restricted stock unit award, or if unable under the terms of extant equity compensation plan(s), an equivalent amount of cash, equal to two times his annual restricted stock compensation award for the current fiscal year, except that to the extent that the calculation factor is less than one, the amount shall be computed assuming the factor is equal to one times his annual award.
If a Change in Control occurs and the Chief Executive Officer is terminated prior to a Change in Control other than for Cause, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a Change in Control, then his termination shall be a Change of Control Termination and upon occurrence of the Change in Control, such officer shall be entitled to receive the payments as described above.
If the Chief Operating Officer is terminated by the Company or its successor other than for cause, with in two (2) years of a Change of Control, the Company shall (i) make a lump-sum payment of his then-current annual salary within 30 days of termination; and (ii) immediately vest as of the termination date all unvested equity incentive awards.
For all Named Executives, the Company’s Amended and Restated 1999 Stock Option Plan and the 2004 Plan (the “Plans”) provide that as of the consummation of a “corporate transaction,” all outstanding unvested stock options and unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the plans as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a change-in-control of the Company.
280G Tax Gross-Up
In accordance with the Chief Executive Officer’s employment agreement, if any Company payment made upon termination after a change-in-control of the Company constitutes an “excess parachute payment” under Section 280G of the Code, the Company would make a gross-up payment to the Chief Executive Officer. The gross-up payment would be equal to the amount necessary to cause the net amount retained by the Chief Executive, after subtracting (i) the excise tax imposed on “excess parachute payments” by Section 4999 of the Code, and (ii) any federal, state and local income taxes, FICA tax, and the Section 4999 excise tax on the gross-up payment, to be equal to the net amount the he would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made. The amount of the Gross-Up Payment in no event shall exceed five hundred thousand dollars ($500,000).

The following tables summarize the approximate value of termination payments and benefits that certain Named Executives would have received if their employment had been terminated on June 30, 2014 under the circumstances specified or if there was a change of control on June 30, 2014:
Gregory Garrabrants – Chief Executive Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	371,394	1,121,394	—	2,012,019	371,394
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	9,268,200	9,268,200	9,268,200	10,579,680	—
280G Tax Gross Up4	—	—	—	500,000	—
Total Value Upon Event	9,639,594	10,389,594	9,268,200	13,091,699	371,394

Total Value Upon CIC and Termination Events in Column D (Column C+D)				22,359,899

Total Value Upon CIC and Termination Event in Column E (Column C+E)					9,639,594

[1]
Mr. Garrabrants’ employment agreement provides for a lump sum cash payment in the amount of two times his annual salary plus one times his target bonus, in the event we terminate his employment, without cause, prior to a change-in-control; or three times his annual salary plus three times his target bonus if within two years following a change-in-control, our successor terminates his employment for any reason or by Mr. Garrabrants for good reason. He is also entitled to any accrued vacation and his annual cash incentive award. Column D includes an additional amount equal to three times the amount of the annual target cash incentive award.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Garrabrants’ does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 32,000, 54,000 and 72,000 by $26.01, $58.26 and 73.47, respectively. In the case of termination after a change in control, an additional increment of 72,000 shares times two multiplied by $73.47 is payable.

[4]
Mr. Garrabrants’ employment agreement provides that if any Company payments made upon termination after a change-in-control of the Company constitutes a “parachute payment” under Section 280G of the Code, the Company would make a gross-up payment to Mr. Garrabrants. The gross-up payment would be equal to the amount necessary to cause the net amount retained by Mr. Garrabrants, after subtracting (i) the parachute payment excise tax imposed by Section 4999 of the Code, and (ii) any federal, state and local income taxes, FICA tax, and the Section 4999 excise tax on the gross-up payment, to be equal to the net amount Mr. Garrabrants would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made. The maximum gross-up payment under his contract is $500,000.

[5]
These columns assume the vesting of all unvested stock options and restricted stock accelerated on the consummation of the change-in-control as provided in the Company’s Plans and there was no assumption or substitution of unvested stock options and restricted stock by the acquiring company.

[6]
For a change-in-control and subsequent termination of Mr. Garrabrants’ employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Andrew J. Micheletti – Chief Financial Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	751,385	311,385	—	311,385	91,385
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	1,378,835	1,378,835	1,378,835	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	2,130,220	1,690,220	1,378,835	311,385	91,385

Total Value Upon CIC and Termination Events in Column D (Column C+D)				1,690,220

Total Value Upon CIC and Termination Event in Column E (Column C+E)					1,470,220

[1]
Mr. Micheletti’s employment agreement provides for a lump sum cash payment in the amount of three times his annual salary, in the event of death and one time annual salary if we terminate his employment. He is also entitled to any accrued vacation and a prorated annual cash incentive award.

[2]
Mr. Micheletti’s employment agreement provides for the acceleration of vesting of stock options and restricted stock upon his termination (i) by us for any reason other than for cause preceding a change-in-control, or (ii) after a change-in-control, by our successor (assuming the vesting of his options and stock does not accelerate on the closing of the change-in-control). As of June 30, 2014, all options were fully vested.

[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 5,002 by $12.46, less $55,333 already expensed, unvested shares of 5,501 by $26.01, less $57,052 already expensed, unvested shares of 11,250 by $58.26, less $196,149 already expensed and unvested shares of 11,250 by $73.47.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Micheletti’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Eshel Bar-Adon – Chief Legal Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	15,770	220,770	—	220,770	15,770
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	190,001	190,001	190,001	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	205,771	410,771	190,001	220,770	15,770
Total Value Upon CIC and Termination Events in Column D (Column C+D)				410,771
Total Value Upon CIC and Termination Event in Column E (Column C+E)					205,771

[1]
Mr. Bar-Adon's employment agreement provides for a lump sum cash payment in the amount of one time annual salary if we terminate his employment, without cause, prior to or after a change-in-control, by our successor change-in-control. In addition, any accrued vacation is paid out.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Bar-Adon does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 497 by $16.80, less $3,078 already expensed, unvested shares of 542 by $18.49, less $266 already expensed, unvested shares of 1,106 by $27.90, less $8,131 already expensed, unvested shares of 731 by $45.66, less $137 already expensed, unvested shares of 1,021 by $61.27, less $13,585 already expensed and unvested shares of 954 by $73.41.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Bar-Adon’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Brian Swanson – Chief Lending Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	14,230	14,230	—	14,230	14,230
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	407,388	—	407,388	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	421,618	14,230	407,388	14,230	14,230
Total Value Upon CIC and Termination Events in Column D (Column C+D)				421,618
Total Value Upon CIC and Termination Event in Column E (Column C+E)					421,618

[1]	Accrued vacation is paid out.
[2]	The value of stock option vesting reflected in the table is zero because Mr. Swanson does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 618 by $16.19, less $5,215 already expensed, unvested shares of 812 by $18.49, less $382 already expensed, unvested shares of 1,673 by $27.90, less $12,220 already expensed, unvested shares of 1,899 by $45.66, less $331 already expensed, unvested shares of 2,441 by $61.27, less $32,477 already expensed and unvested shares of 2,044 by $73.41.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Swanson’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Thomas Constantine – Chief Credit Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	15,770	15,770	—	15,770	15,770
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	175,770	—	175,770	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	191,540	15,770	175,770	15,770	15,770
Total Value Upon CIC and Termination Events in Column D (Column C+D)				191,540
Total Value Upon CIC and Termination Event in Column E (Column C+E)					191,540

[1]	Accrued vacation is paid out.
[2]	The value of stock option vesting reflected in the table is zero because Mr. Constantine does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 199 by $16.80, less $1,233 already expensed, unvested shares of 271 by $18.49, less $130 already expensed, unvested shares of 718 by $27.90, less $5,255 already expensed, unvested shares of 658 by $45.66, less $140 already expensed, unvested shares of 919 by $61.27, less $12,227 already expensed and unvested shares of 1,090 by $73.41.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Constantine’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee. The members of the Compensation Committee in 2014 were Paul J. Grinberg, its Chairman, Theodore C. Allrich and John Gary Burke, each of whom was determined by the Board of Directors to be independent within the meaning of that term in the NASDAQ’s listed company rules.
No Interlocks. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of the Board of Directors
Paul J. Grinberg, Chairman
Theodore C. Allrich
John Gary Burke

RELATED TRANSACTIONS AND OTHER MATTERS
Related Party Transaction Policy and Procedures
Pursuant to the Company’s Related Party Transaction Policy and Procedures, the Company’s Board of Directors is responsible for reviewing and approving or ratifying all related party transactions that are subject to such policy. This policy applies to certain transactions involving over $100,000 in any calendar year with related parties, which includes our officers, directors and director nominees, and members of their immediate family. The policy also applies to certain transactions with Company stockholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Board of Directors will take into account material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible employee may obtain home loans for terms of 10 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company, provided the loan is supported by more collateral than that normally provided by unaffiliated borrowers.
Transactions with Our Directors
In the ordinary course of its business and subject to applicable banking regulations, the Bank makes loans to and engages in other banking transactions with its directors, officers and employees and their associates. Such loans and other banking transactions are generally made on the same terms as those prevailing at the time for comparable transactions with persons of comparable creditworthiness that have no affiliation with the Company or the Bank. Loans are made only to persons affiliated with the Company and the Bank if they do not involve more than the normal risk of collectibility of loans made to non-affiliated persons and if they do not present any other unfavorable features. As discussed above, the Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible employee may obtain home loans for terms of 10 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company, provided the loan is supported by more collateral than that normally provided by unaffiliated borrowers. Loans to all directors, executive officers and employees who elected to participate in this program totaled approximately $28.1 million at June 30, 2014. All loans to directors, executive officers and employees were performing in accordance with their terms at June 30, 2014. Loans to directors, principal officers, and their affiliates totaled $12.9 million at June 30, 2014. There were two new related party loans in the amount of $1.6 million granted during the fiscal year ended June 30, 2014 and one reclassification of Jerry Englert's outstanding loan balance of $0.8 million to a non-related party loan, transacted at the time of his passing. Total principal payments on related party loans were $0.3 million.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors and executive officers are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2014 fiscal year.

COMPANY STOCK PERFORMANCE
The following graph compares the stock performance of our common stock over the last five fiscal years, starting June 30, 2009 through June 30, 2014, with that of (i) the companies included in the U.S. NASDAQ Index, and (ii) the banks included in the ABAQ NASDAQ Community Bank Index (ABAQ).
The graph assumes $100 is invested in BOFI common stock on June 30, 2009 and in U.S. NASDAQ Index and ABAQ Index. The indexes assume reinvestment of dividends.

	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14
BofI	$100.00	$231.86	$236.62	$324.47	$752.38	$1,206.40
NASDAQ	100.00	116.26	152.26	158.90	192.89	241.39
ABAQ	100.00	111.14	119.76	103.88	125.90	149.97

ITEM 2: APPROVAL OF THE ADOPTION OF THE BOFI HOLDING, INC. 2014 STOCK INCENTIVE PLAN
TO REPLACE THE EXPIRING 2004 STOCK INCENTIVE PLAN;
2014 Stock Incentive Plan
Our Board of Directors has adopted and approved the 2014 Stock Incentive Plan (the “Plan” or "2014 Plan") on September 5, 2014, the effective date of the Plan. The Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company and its subsidiaries. The purpose of the Plan is to help us attract, motivate and retain such persons and thereby enhance stockholder value. The Plan allows for management and the Board of Directors to award stock incentives to substantially all employees as a retention incentive and to ensure that employees' compensation incentives are aligned with stock price appreciation. This Plan replaces the 2004 Stock Incentive Plan ("2004 Plan"), which is expiring. The most significant change in the 2014 Plan is a new fixed maximum of 920,000 shares available for grant, more than 50% lower than the maximum number of shares which were available to be granted under the 2004 Plan, if the 2004 Plan award maximum calculation had been applied to the 2014 Plan. In addition, the proposed 2014 Plan removes the automatic ("evergreen") increase in the number of shares available for issuance based upon an increase in the number of shares outstanding that was contained in the 2004 Plan. The proposed 2014 Plan also adds a requirement to prohibit re-pricing of stock options or stock appreciation rights without advance approval of shareholders.
Administration. Upon effectiveness, the Plan will be administered by the Compensation Committee of the Board of Directors (the “Plan Committee”), consisting of persons who will each be (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or Non-Employee Directors, and (iii) “independent” for purposes of any applicable listing requirements, such as those of The Nasdaq Stock Market; provided, however, that the Board of Directors or the Plan Committee may delegate to a committee of one or more members of the Board of Directors who are not (x) Outside Directors, the authority to grant awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (B) persons with respect to whom we wish to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Plan, such Plan Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements, and may prescribe rules relating to the Plan.
Grant of Awards; Shares Available for Awards.
The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company (each a “participant”) (however, solely Company employees are eligible for incentive stock option awards). We have reserved a total of nine hundred and twenty (920,000) shares for issuance as or under awards to be made under the Plan.
To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. However, shares that have actually been issued under the Plan shall not be available for future issuance under the Plan, unless unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase. To the extent not prohibited by the listing requirements of The Nasdaq Stock Market (or other established stock exchange or national market system on which the Stock is traded) and applicable law, any shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the Plan, unless otherwise determined by the Plan Committee. The Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares for which awards which are options or SARs may be granted to a participant under the Plan during any calendar year is limited to 120,000 shares. For purposes of qualifying awards as “performance-based” compensation under Code Section 162(m), the maximum amount of cash compensation that may be paid to any person under the Plan in any single calendar year shall be $3,000,000. Such amount would act as a limit on cash payments made under Performance Unit Awards or Performance Stock Awards, but would not apply to other types of awards, such as Restricted Stock Unit Awards or Options.
Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.
Options. The term of each stock option shall be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder).
The price at which an share may be purchased upon exercise of a stock option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of an share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Plan. The Plan Committee or the Board of Directors shall determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.
Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of an ISO granted to a ten percent stockholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of the Company. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year under all plans of the Company (both as defined in Section 424 of the Code) which provide for the grant of ISOs may not exceed $100,000. Any Option which specifies that it is not intended to qualify as an ISO or any Option that fails to meet the ISO requirements at any point in time will automatically be treated as a NQSO under the terms of the Plan.
Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or for other valid consideration.
Restricted Stock Awards. A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A.
Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award. The vesting restrictions under any performance stock award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate, unless otherwise structured to comply with Code Section 409A. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.
Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Stock Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of an share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply.
Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests, unless otherwise structured to comply with Code Section 409A. Distribution equivalent rights awards may be settled in cash or in shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award (but not an option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution equivalent rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.
Recapitalization or Reorganization. Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares then covered by such award. The Plan also provides for the adjustment of shares underlying awards previously granted in the event of changes to the outstanding shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any award, subject to certain restrictions.
Amendment and Termination. The Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Plan, materially increase the number of shares subject to the Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to cause the Plan and/or Award to be exempt from or comply with Section 409A of the Code).
As of the effective date of the Plan, no awards have been granted under the Plan.
Certain U.S. Federal Income Tax Consequences of the Plan
The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or shares issued thereunder pursuant to the Plan.
A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.
A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.
A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.
A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.
A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Shares Available and Outstanding Equity Awards under the Prior Plans

If the 2014 Stock Incentive Plan is approved, no further awards will be made under the 2004 Stock Incentive Plan and the 2004 Stock Incentive Plan will remain in effect only so long as awards made thereunder remain outstanding.

As of September 2, 2014, we had 14,511,449 shares of our common stock outstanding and under the 2004 Stock Incentive Plan, there remain 106,950 unexercised fully-vested stock options at a weighted average exercise price of $8.71 and a weighted average remaining term of 1.25 years and 321,178 unvested restricted stock units outstanding. For fiscal 2014, there were 132,944 restricted stock units granted and the weighted average common shares outstanding for the year were 14,367,824. No other form of equity awards were granted for fiscal 2014.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy and entitled to vote on this item will be required to approve the adoption of the BofI Holding, Inc. 2014 Stock Incentive Plan to replace the expiring 2004 Stock Incentive Plan. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE BOFI HOLDING, INC. 2014 STOCK INCENTIVE PLAN TO REPLACE THE EXPIRING
2004 STOCK INCENTIVE PLAN.

ITEM 3. NON-BINDING AND ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS
Proposal
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We urge you to read the Compensation Discussion and Analysis, beginning on page 16 of this proxy statement, which discusses how the Company’s executive compensation program reflects our compensation philosophy and describes the decisions made by the Compensation Committee in 2011 in detail.
Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

RESOLVED, that the Stockholders of BofI Holding, Inc., hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement.
The vote on Item 3 is advisory only and it will not be binding on the Board of Directors. It is not intended to address any specific element of compensation, nor should it be construed as overruling a decision by the Board of Directors or creating or implying any change to the fiduciary duties of the Board. It will not affect any compensation previously paid or awarded to any executive. The vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, IN A NON-BINDING AND ADVISORY STOCKHOLDER VOTE, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of BDO USA, LLP (“BDO”) as the Company's independent accountants for fiscal year 2015. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of BDO. The Audit Committee may, without stockholder approval, reconsider its appointment of BDO.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
INDEPENDENT PUBLIC ACCOUNTANTS
BDO serves as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2014. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of BDO to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2014.
A representative of BDO will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.

The following table contains information regarding the aggregate fees charged to the Company by BDO for audit services rendered in connection with the audited consolidated financial statements and reports for the 2014 fiscal year.

	Fees Charged	Fees Charged
Nature of Services	2014	2013
Audit fees[1]	$489,623	$312,495
Audit-related fees[2]	—	—
Tax fees[3]	—	—
	$489,623	$312,495

[1]
Audit Fees consist of fees billed and unbilled and expenses for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm. Such services include comfort letters, which totaled $134,000 for 2014.

[2]
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

[3]	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three directors. All of the members of the Audit Committee have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NASDAQ. In addition, the Board has determined that Mr. Grinberg is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (i) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (ii) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee hereby reports as follows:
1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
2. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Auditing Standard No. 16;
3. The Audit Committee has received the written disclosures and the letter from the independent auditor and has discussed with the independent auditor the independent auditor’s independence; and
4. Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Paul J. Grinberg, Chairman
Nicholas A. Mosich
James S. Argalas

ANNUAL REPORT TO STOCKHOLDERS
The Annual Report to Stockholders, including Form 10-K for the Company for the fiscal year ended June 30, 2014 is available concurrently with this Proxy Statement on September 8, 2014 to all stockholders of record as of September 2, 2014 at www.envisionreports.com/BOFI. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2014 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BOFI HOLDING, INC., 4350 LA JOLLA VILLAGE DRIVE, SUITE 140, SAN DIEGO, CA 92122. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2014, are also available at our website, www.bofiholding.com and from the SEC at its website, www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for the 2014 Annual Meeting. However, if the date of our Annual Meeting in 2015 changes by more than 30 days from the date on which our 2014 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2015 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.
Our Corporate Secretary must receive timely stockholder proposals or nominations in writing at the executive offices of the Company at 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, Attention: Corporate Secretary.

OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gregory Garrabrants
President and Chief Executive Officer
September 8, 2014

APPENDIX A
BOFI HOLDING, INC.
2014 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE
The purpose of this BofI Holding, Inc. 2014 Stock Incentive Plan (the “Plan”) is to benefit BofI Holding, Inc., a Delaware corporation (the “Company”), and its stockholders, by assisting the Company to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.
ARTICLE II
DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
2.1    “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.
2.2    “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.
2.3    “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.
2.4    “Board” shall mean the Board of Directors of the Company.
2.5    “Base Value” shall have the meaning given to such term in Section 14.2.
2.6    “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.
2.7    “Change of Control” shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):
(a)    Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
(b)    The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;
(c)    The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;
(d)    The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or
(e)    Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).
(f)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control.
2.8    “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
2.9    “Committee” shall mean a committee comprised of not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.
2.10    “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.
2.11    “Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
2.12    “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
2.13    “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.
2.14    “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.
2.15     “Effective Date” shall have the meaning given to such term in Article III.
2.16    “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17    “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.
2.18    “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on The NASDAQ Stock Market (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.
2.19     “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
2.20    “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.
2.21     “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
2.22    “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
2.23    “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24    “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.
2.25    “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
2.26    “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
2.27    “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.
2.28    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.
2.29    “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.
2.30    “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.
2.31    “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

2.32    “Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.33    “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
2.34    “Plan” shall mean this BofI Holding, Inc. 2014 Stock Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.
2.35    “Qualified Performance-Based Award” shall mean an Award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code.
2.36    “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.
2.37    “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.38    “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.39    “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.40     “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.
2.41    “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.
2.42    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
2.43    “Shares” or “Stock” shall mean the common shares of the Company, par value $0.01 per share.
2.44    “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
2.45    “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.
2.46    “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.
2.47     “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
2.48    “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.49    “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.
2.50    “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.
2.51    “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.
2.52    “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.
ARTICLE III
EFFECTIVE DATE OF PLAN
The Plan has been adopted as of September 5, 2014 (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.
ARTICLE IV
ADMINISTRATION
4.1    Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall consist solely of three (3) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
4.2    Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including acceleration of vesting), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of Shares which may be issued under an Award, Performance Goals applicable to any Award and certification of the achievement of such goals, and the waiver of any Restrictions or Performance Goals, subject to compliance with applicable laws, all as may be applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.
4.3    Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4    Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.
ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON
5.1    Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to the provisions of Section 15, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards may not exceed Nine Hundred and Twenty Thousand (920,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).

Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIV, in either or both cases granted to any one person during any calendar year, shall be One Hundred and Twenty Thousand (120,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options or Stock Appreciation Rights to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code, any Shares subject to Options or Stock Appreciation Rights that are canceled or re-priced.

Any Shares covered by an Award (or portion of an Award) which lapses, is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grants of Awards under the Plan. To the extent not prohibited by the listing requirements of NASDAQ (or other established stock exchange on which the Stock is traded) and applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Committee.
5.2    Shares Offered. The Shares to be offered pursuant to the grant of an Award may be authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.
ARTICLE VI
ELIGIBILITY AND TERMINATION OF SERVICE
6.1    Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.
6.2    Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:
(i)    The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:
(A)    If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;
(B)    If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(C)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.
(ii)    In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.
6.3    Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.
6.4    Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.
ARTICLE VII
OPTIONS
7.1    Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
7.2    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.
7.3    Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
7.4    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control and (ii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
7.5    Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.
7.6    Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.
7.7    Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.
7.8    Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII
RESTRICTED STOCK AWARDS
8.1    Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
8.2    Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. Shares awarded pursuant to a Restricted Stock Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control and (ii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.
8.3    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
ARTICLE IX
UNRESTRICTED STOCK AWARDS
9.1    Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.
9.2    Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
9.3    Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.
ARTICLE X
RESTRICTED STOCK UNIT AWARDS
10.1    Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.
10.2    Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
10.3    Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XI
PERFORMANCE UNIT AWARDS
11.1    Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.
11.2    Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.
11.3    Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.
ARTICLE XII
PERFORMANCE STOCK AWARDS
12.1    Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.
12.2    Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.
12.3    Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.
ARTICLE XIII
DISTRIBUTION EQUIVALENT RIGHTS
13.1    Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.
13.2    Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
13.3    Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.
ARTICLE XIV
STOCK APPRECIATION RIGHTS
14.1    Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2    Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a)    The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,
(b)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
14.3    Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:
(a)    The Base Value shall be equal to or greater than the per Share exercise price under the related Option;
(b)    The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);
(c)    The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d)    The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and
(e)    The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.
ARTICLE XV
RECAPITALIZATION OR REORGANIZATION
15.1    Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.
15.2    Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.
15.3    Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split‑up, spin‑off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 (and the Code Section 162(m) limit set forth therein) may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.
15.4    Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
15.5    No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.
ARTICLE XVI
AMENDMENT AND TERMINATION OF PLAN
The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to exempt the Plan or any Award from Section 409A of the Code).
ARTICLE XVII
MISCELLANEOUS
17.1    No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
17.2    No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
17.3    Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
17.4    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
17.5    Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.
17.6    Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
17.7    Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
17.8    Section 162(m). The following conditions shall apply if it is intended that the requirements of Section 162(m) of the Code be satisfied such that Awards under the Plan which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code: Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre‑ or post‑tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions

(including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria may be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash during any calendar year to any one person (measured from the date of any payment) with respect to one or more Awards payable in cash shall be Three Million Dollars ($3,000,000). Such amount would act as a limit on cash payments made under Performance Unit Awards or Performance Stock Unit Awards, but would not apply to other types of awards, such as Restricted Stock Awards or Options.
17.9    Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.
17.10    Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
17.11    Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
17.12    Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.
17.13    Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

17.14    Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
17.15    No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.
17.16    Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

BOFI HOLDING

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 23, 2014

Vote by Internet

- Go to **www.envisionreports.com/BOFI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold
01 - Theodore C. Allrich	☐	☐
02 - John Gary Burke	☐	☐
03 - Nicholas A. Mosich	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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01WC4D

2014 Annual Meeting Admission Ticket

Annual Meeting of Stockholders
BofI Holding, Inc.

Thursday, October 23, 2014, 2:00 p.m. Local Time
Corporate Headquarters
4350 La Jolla Village Drive, Conference Center Suite 250
San Diego, California 92122

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BOFI HOLDING

Proxy — BofI Holding, Inc.

Notice of 2014 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting - October 23, 2014

The undersigned hereby appoints James J. Court and Edward J. Ratinoff or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BofI Holding, Inc. (the "Company") to be held October 23, 2014 at 2:00 PM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner you direct. **WHEN NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.** This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

D I R E C T I O N S
BOFI HOLDING, INC.
ANNUAL MEETING OF STOCKHOLDERS
October 23, 2014, 2:00 PM

4350 La Jolla Village Drive
Conference Center - Suite 250
San Diego, California 92122
Please park in the West Parking structure. Your parking tickets will be validated at the Annual Meeting registration table.

Executive Dr
Executive Dr
Executive Dr
Executive Dr
4300
Pacific Western
Genesee Ave
Genesee Ave
Genesee Ave
Genesee Ave
CBRE San Diego Commercial Real Estate
DLA Piper LLP
Parking
Specialty's Cafe and Bakery
La Jolla Office
Harry's Bar and American Grill
Bank of America
Entrance
BOFI CORPORATE HEADQUARTERS
Executive Square
Re/Max United
La Jolla Village Dr
La Jolla Village Dr
La Jolla Village Dr
La Jolla Village Dr
California Bank & Trust
4377
9201

From the South	From the North
Take 805 North
Exit Miramar Road/La Jolla Village Dr.
Go West onto La Jolla Village Dr.
Turn Right onto Genesee Ave
Turn Right onto Executive Square
Follow driveway up and veer left, parking garage entrance on left.

Take 805 South
Exit Miramar Road/La Jolla Village Dr.
Go West onto La Jolla Village Dr.
Turn Right onto Genesee Ave
Turn Right onto Executive Square
Follow driveway up and veer left, parking garage entrance on left